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                                                                    EXHIBIT 11


                    NABORS INDUSTRIES, INC. AND SUBSIDIARIES

                        COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)


                                                            Three months ended June 30, Six months ended June 30,

                                                                 1998         1997         1998        1997
                                                               --------     --------     --------     --------
Basic:
   Weighted average number of shares outstanding                100,839       96,357      100,822       96,135
                                                               --------     --------     --------     --------
   Net income                                                  $ 35,732     $ 31,132     $ 75,424     $ 52,573
                                                               --------     --------     --------     --------
   Per share amount                                            $    .35     $    .32     $    .75     $    .55
                                                               --------     --------     --------     --------

Diluted:
   Weighted average number of shares outstanding                100,839       96,357      100,822       96,135
   Net effect of dilutive stock options and warrants-based
      on the treasury stock method using
      average market price                                        2,921        6,121        3,201        6,122
   Assumed conversion of 5% convertible notes                     9,517        9,517        9,517        9,517
                                                               --------     --------     --------     --------
      Total                                                     113,277      111,995      113,540      111,774
                                                               --------     --------     --------     --------
   Net income                                                  $ 35,732     $ 31,132     $ 75,424     $ 52,573
   Add 5% convertible note interest, net
      of tax effect                                               1,358        1,402        2,706        2,804
                                                               --------     --------     --------     --------
      Total                                                    $ 37,090     $ 32,534     $ 78,130     $ 55,377
                                                               --------     --------     --------     --------
   Per share amount                                            $    .33     $    .29     $    .69     $    .50
                                                               --------     --------     --------     --------
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